UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2022 (November 4, 2022)

Blue Water Vaccines Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41294	83-2262816
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 E. Fifth Street, Suite 1900 Cincinnati, Ohio	45202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 620-4101

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	BWV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Michael Venerable

Effective as of November 4, 2022, Michael Venerable resigned as a member of the Board of Directors (the “Board”) of Blue Water Vaccines Inc. (the “Company”). Mr. Venerable’s departure from the Board was not the result of any disagreement with management or the Board on any matter relating to the Company’s operations, policies or practices.

Appointment of Vuk Jeremić

Effective as of November 4, 2022, the Board appointed Vuk Jeremić to serve as a member of the Board and a member of the Nominating and Corporate Governance Committee of the Board and Compensation Committee of the Board.

Vuk Jeremić is the President of the Center for International Relations and Sustainable Development (CIRSD), a global public policy think-tank, and Editor-in-Chief of the quarterly magazine “Horizons – Journal of International Relations and Sustainable Development.” Since 2013, Mr. Jeremić has operated Vuk Jeremić ent Consulting Agency Belgrade, through which he currently serves as a senior advisor to a leading global private equity firm and to one of the largest cryptocurrency exchanges. He also serves on the Advisory Board of the NYSE-listed technology special purpose acquisition company, Adit Edtech Acquisition Corp. (ADEX:U). In 2016, Mr. Jeremić participated in the official election for United Nations (UN) Secretary-General. After six rounds of voting in the UN Security Council, he finished in the second place, behind Mr. Antonio Guterres. In June 2012, Mr. Jeremić was directly elected by the majority of world’s nations to be the President of the 67th session of the UN General Assembly. During his term in office, he played a leading role in steering the UN towards the establishment of the Sustainable Development Goals (SDGs). Mr. Jeremić served as Serbia’s Minister of Foreign Affairs from 2007 to 2012. In 2007, he chaired the Council of Europe’s Committee of Ministers. Mr. Jeremić has lectured at major universities, think-tanks, and institutes around the world, as well as published opinion pieces in leading outlets including The New York Times, The Washington Post, The Wall Street Journal, The Financial Times and Le Monde. Mr. Jeremić was named a Young Global Leader by the World Economic Forum in 2013 and appointed to the Leadership Council of the UN Sustainable Development Solutions Network (UN SDSN) in 2014. Mr. Jeremić served as the President of the Serbian Tennis Federation from 2011 to 2015. Mr. Jeremić holds a bachelor’s degree in Theoretical and Experimental Physics from Cambridge University and a master’s degree in Public Administration in International Development from Harvard University’s John F. Kennedy School of Government. Mr. Jeremić is well qualified to serve on the Board as he brings decades of experience in operational and strategy advisement on a global scale for both private and public companies.

No family relationships exist between Mr. Jeremić and any other directors or executive officers of the Company. There are no transactions to which the Company is or was a participant and in which Mr. Jeremić has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On November 8, 2022, the Company issued a press release announcing the appointment of Vuk Jeremić to the Board.

The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference in this Item 7.01.

The foregoing (including Exhibit 99.1) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release, dated November 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blue Water Vaccines Inc.

Date: November 8, 2022	/s/ Joseph Hernandez
Joseph Hernandez Chief Executive Officer